UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. __)

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☐	Preliminary Information Statement

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☒	Definitive Information Statement
Carillon Series Trust
(Name of Registrant As Specified In Its Charter)

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CARILLON CHARTWELL SMALL CAP FUND,
A Series of Carillon Series Trust

880 Carillon Parkway, St. Petersburg, FL 33716

INFORMATION STATEMENT

April 17, 2025

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This document is an Information Statement for the shareholders of the Carillon Chartwell Small Cap Fund (prior to January 18, 2025, the Carillon Scout Small Cap Fund) (the “Fund”). At meetings held on November 14-15, 2024, following a recommendation by Carillon Tower Advisers, Inc., also doing business as Raymond James Investment Management (“Carillon”), to do so, the Board of Trustees (“Trustees” or “Board”) of Carillon Series Trust (“Trust”) approved the appointment of Chartwell Investment Partners, LLC (“Chartwell” or the “Subadviser”), a wholly-owned subsidiary of Carillon and an indirect wholly-owned subsidiary of Raymond James Financial, Inc. (“RJF”), as the subadviser to the Fund.

Carillon serves as the Fund’s investment adviser and administrator and Chartwell serves as the Fund’s investment subadviser.  Prior to January 18, 2025, Scout Investments, Inc. (“Scout”), also a wholly-owned subsidiary of Carillon and an indirect wholly-owned subsidiary of RJF, served as the subadviser to the Fund. Effective January 18, 2025, the Subadvisory Agreement between Carillon and Scout with respect to the Fund (“Scout Agreement”), dated November 20, 2020, was terminated, and Scout ceased to serve as the subadviser to the Fund. On January 18, 2025, Chartwell commenced managing the Fund’s assets, the name of the Fund was changed from the Carillon Scout Small Cap Fund to the Carillon Chartwell Small Cap Fund and the Fund’s investment objective, principal investment strategies and principal risks were changed to align with those of the Carillon Chartwell Small Cap Growth Fund (“Small Cap Growth Fund”), another series of the Trust, in advance of a reorganization of the Fund into the Small Cap Growth Fund.  Shareholders of the Fund have previously received a supplement describing these changes.

The terms of the Subadvisory Agreement between Carillon and Chartwell with respect to the Fund (the “Agreement”) are identical to the terms of the Scout Agreement, other than the identity of the subadviser, the effective date and the series of the Trust to which it pertains.  Carillon is continuing to provide the Fund with the same services, and Chartwell is providing the same services to the Fund that were provided by Scout, but pursuant to the Fund’s new investment objective, principal investment strategies and principal risks.  In addition, the aggregate management and investment advisory fee rate payable by the Fund to Carillon and Chartwell is the same at all asset levels under the Agreement as the fee rate under the Scout Agreement.  The appointment of Chartwell under the terms of the Agreement did not result in a change to the management fee paid by the Fund to Carillon.

This Information Statement is being furnished by the Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC”) (“SEC Order”). Pursuant to the SEC Order, Carillon is permitted, subject to certain conditions, to enter into new or modified investment subadvisory agreements with existing or new investment subadvisers that are wholly-owned by Carillon or its parent company, RJF, affiliated with Carillon, or not affiliated with Carillon, without the approval of Fund shareholders, but subject to approval by the Board. Accordingly, the Agreement has not been submitted to a vote of shareholders of the Fund. The conditions set forth in the SEC Order require, among other things, that shareholders be notified of the appointment of a new investment subadviser within 90 days of the effective date of the investment subadviser’s appointment.

The purpose of this Information Statement is to provide you with information about Chartwell. This Information Statement also discusses the terms of the Agreement between Carillon and Chartwell with respect to the Fund, effective January 18, 2025, and with respect to other series of the Trust for which Chartwell serves as subadviser, effective as of July 1, 2022.  This information is being provided on or about April 17, 2025 to the Fund’s shareholders of record as of March 31, 2025. No action is required of you. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

Carillon is located at 880 Carillon Parkway, St. Petersburg, FL 33716. Carillon serves as the Fund’s investment adviser and administrator. Carillon is a Florida corporation which is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  Carillon is a direct, wholly-owned subsidiary of RJF, a Florida corporation whose common stock is traded on the New York Stock Exchange. RJF and its subsidiaries provide a wide range of financial services to retail and institutional clients. As of December 31, 2024, Carillon and its investment management affiliates collectively had approximately $110.86 billion in assets under management.

The Fund and the other series of the Trust currently operate in a multi-manager structure pursuant to the SEC Order. The SEC Order permits Carillon, subject to certain conditions, to enter into new or modified subadvisory agreements with existing or new subadvisers without the approval of shareholders, but subject to approval by the Board. Carillon has the ultimate responsibility for overseeing the subadvisers and recommending their hiring, termination and replacement, subject to oversight by the Board. The order also grants Carillon and the Fund relief with respect to the disclosure of the advisory fees paid to individual subadvisers in various documents filed with the SEC and provided to shareholders. Pursuant to this relief, the Fund may disclose the aggregate fees payable to Carillon and wholly-owned subadvisers and the aggregate fees payable to unaffiliated subadvisers and subadvisers affiliated with Carillon or RJF, other than wholly-owned subadvisers. As required by the SEC Order, the Fund is providing shareholders with certain information regarding Chartwell. In the future, Carillon may propose the addition of one or more additional subadvisers, subject to approval by the Board and, if required by the Investment Company Act of 1940, as amended (“1940 Act”), or any applicable exemptive relief, Fund shareholders. The Fund’s prospectus will be supplemented if additional investment subadvisers are retained or the contract with any existing subadviser is terminated.

The number and dollar value of the issued and outstanding shares of the Fund as of March 31, 2025, are set forth in Appendix A. For a proposal submitted to shareholders, each whole share would be entitled to one vote and each fractional share would be entitled to a proportionate fractional vote. However, we are not asking you for a proxy, and you are requested not to send us a proxy.

Please see Appendix B for a listing of shareholders who own of record or are known by the Trust to own beneficially more than 5% of the shares of any class of the Fund as of March 31, 2025. As of that date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each class, with respect to the Fund.

You can find the Fund’s Prospectus and Statement of Additional Information, its Annual and Semi-Annual Reports to shareholders, and financial statements and accompanying notes, at rjinvestmentmanagement.com. You can also get this information at no cost by calling 800.421.4184, by writing to the Trust, P.O. Box 23572, St. Petersburg, FL 33742, or by sending an email to CarillonFundServices@carillontower.com.

APPOINTMENT OF CHARTWELL INVESTMENT PARTNERS, LLC

At meetings held on November 14-15, 2024, the Board, including the Trustees who are not “interested persons” of the Fund (as that term is defined in Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”), approved the Agreement between Carillon and Chartwell appointing Chartwell as the subadviser to the Fund.

Prior to the meetings, the Board, with the assistance of independent legal counsel, requested and received comprehensive responses to items of information requested by counsel to the Independent Trustees in letters to Carillon and Chartwell, to assist the Board in determining whether to approve the Agreement.  The Board also considered information that had previously been provided by Carillon and Chartwell to the Board in connection with the Board’s consideration of the renewal of the subadvisory agreement between Carillon and Chartwell as it related to the Carillon Chartwell Small Cap Growth Fund (“Small Cap Growth Fund”), another series of the Trust.  At the meeting, the Board met with representatives of Carillon and Chartwell and posed questions regarding certain key aspects of the materials submitted in support of the approval.

The Board accorded appropriate weight to the work, deliberations and conclusions of its various committees in determining whether to approve the Agreement.  Legal counsel to the Independent Trustees provided the Board with a memorandum regarding its responsibilities pertaining to the approval of the Agreement.  The memorandum explained the regulatory requirements surrounding the Trustees’ process for evaluating investment advisors and the terms of investment advisory contracts.

Additional Considerations and Conclusions with Respect to the Agreement

With respect to the approval of the Agreement, the Board took into consideration various factors, including: (1) the nature, extent and quality of services to be provided to the Fund; (2) the investment performance of the Small Cap Growth Fund and other accounts managed by Chartwell in the strategy of the Small Cap Growth Fund, net of fees (“Composite”); (3) the estimated costs to be incurred by Chartwell and its affiliates and the resulting profits or losses; (4) the fees to be paid under the Agreement; (5) the extent to which economies of scale, if any, have been taken into account in setting the fee schedule; (6) comparisons of services and fees with contracts entered into by Chartwell with the Small Cap Growth Fund and other clients; and (7) any benefits derived by Chartwell from its relationship with the Fund.

Provided below is a discussion of the factors the Board considered at its November 2024 meetings to form the basis of its approval of the Agreement.  The Board did not identify any particular information that was most relevant to its consideration of the Agreement, and each Trustee may have afforded different weight to the various factors.

Nature, Extent and Quality of Services.  The Trustees considered that the Board previously had considered information regarding Chartwell’s principal business activities, overall capabilities to perform the services under the Agreement, infrastructure, the adequacy of its compliance program and Carillon’s representation regarding the strength of Chartwell’s financial condition.  The Board also considered the background and experience of the personnel who would be assigned responsibility for managing the Fund.  The Board considered that Chartwell had represented that its staffing levels were sufficient to provide services to the Fund.  In addition, the Board took into consideration Carillon’s recommendation of Chartwell.  Based on this information, the Board concluded that the nature, extent and quality of the advisory services to be provided by Chartwell were appropriate for the Fund in light of its investment objective and, thus, supported a decision to approve the Agreement.

Investment Performance.  The Board considered comparisons of the performance of the Small Cap Growth Fund and the Composite against the Small Cap Growth Fund’s benchmark index and a peer group of funds within its Morningstar, Inc. (“Morningstar”) category for the year-to-date, one-year, three-year and five-year periods ended September 30, 2024.  The Board considered that the Small Cap Growth Fund and the Composite outperformed the benchmark and Morningstar category for all relevant periods.  Based on the foregoing information, the Board concluded that the historical investment performance record of Chartwell with respect to the Small Cap Growth Fund supported approval of the Agreement.

Fees and Expenses.  The Board considered that the proposed subadvisory fee rate payable by Carillon to Chartwell would be equal to the subadvisory fee rate currently paid by Carillon to the Fund’s current subadviser, and that the proposed subadvisory fee rate was lower than the average fee rate charged by Chartwell to accounts within the Composite.  After evaluating this information, the Board concluded that proposed subadvisory fee rate under the Agreement was reasonable in light of the services to be provided to the Fund.

Costs, Profitability and Economies of Scale.  The Trustees considered that the Board previously had considered Carillon’s estimated costs and profitability in providing services to the Fund, consolidated with the Fund’s current subadviser.  The Board considered that both Chartwell and the Fund’s current subadviser are wholly-owned subsidiaries of Carillon.  The Board took into consideration that, as a result, the estimated costs and profitability of Chartwell generally are less significant to the Board’s evaluation of the fee rates and expenses paid by the Fund than Carillon’s advisory fee rate and estimated profitability of the Fund’s overall expense ratios.  The Board considered that there will be no changes to the expense caps of the Fund.  In addition, the Board considered that the subadvisory fee rate includes breakpoints as Fund assets grow, which reflects economies of scale for the benefit of the Fund’s investors.  Based on this information, the Board concluded that the estimated costs to be incurred by Carillon, Chartwell and their affiliates and the resulting profits or losses, as well as the potential for the Fund to benefit from economies of scale, supported the approval of the Agreement.

Benefits.  In evaluating compensation, the Board considered benefits that may be realized by Chartwell and its affiliates from their relationship with the Fund.  In this connection, the Board considered Chartwell’s representation that Chartwell may benefit from research provided by brokers used to execute Fund transactions, and access to additional distribution channels which may attract new retail and institutional customers.  Based on the foregoing information, the Board concluded that the potential benefits accruing to Chartwell by virtue of its relationship with the Fund appear to be fair and reasonable.

Conclusions.  Based on the various considerations described above, the Board, including a majority of the Independent Trustees, concluded with respect to the Fund that (1) the fees proposed to be paid to Chartwell under the Agreement are fair and reasonable and (2) the Fund and its shareholders would benefit from Chartwell’s management of the Fund, and approved the Agreement.

DESCRIPTION OF THE CHARTWELL SUBADVISORY AGREEMENT AND COMPARISON
TO THE SCOUT AGREEMENT

The terms of the Agreement are identical to the terms of the Scout Agreement other than the identity of the subadviser, the effective date and the series of the Trust to which it pertains.  Carillon is continuing to provide the Fund with the same services under the Investment Advisory Agreement between Carillon and the Trust, on behalf of the Fund, and Chartwell is providing the same services to the Fund that were provided by Scout under the Scout Agreement, but pursuant to the Fund’s new investment objective, principal investment strategies and principal risks.  In addition, the aggregate management and investment advisory fee rate payable by the Fund to Carillon and the Subadviser is the same at all asset levels under the Agreement as the fee rate under the Scout Agreement.  The appointment of Chartwell under the terms of the Agreement did not result in a change to the management fee paid by the Fund to Carillon.  Additional information about these terms is set forth below.

The Agreement between Carillon and Chartwell, which is dated January 18, 2025, will continue in effect for an initial term of two years with respect to the Fund. After the initial two-year term, the Agreement will continue in effect only if it is approved annually in conformity with the requirements of the 1940 Act (and any related rules, regulations, orders, exemptions and interpretations thereunder) (i.e., by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Trustees who are not parties to the Agreement or interested persons of any such party). The Agreement will automatically and immediately terminate upon its assignment.  The Agreement is subject to termination, without penalty, with respect to the Fund, by the Trust upon a vote of a majority of the (i) Independent Trustees, or (ii) outstanding voting shares of the applicable Fund, by providing not more than 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to Carillon and Chartwell.  Carillon may at any time terminate the Agreement by not less than 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to Chartwell, and Chartwell may at any time terminate the Agreement by not less than 90 days’ written notice delivered or mailed by registered mail, postage prepaid, to Carillon.

Under the Agreement, Chartwell manages the Fund’s assets, which are allocated solely to Chartwell by Carillon. Carillon may change the amount of assets allocated to Chartwell at any time. The Agreement provides that, with respect to such assets, Chartwell will make investment decisions and will place all orders for the purchase and sale of portfolio securities. In the performance of its duties under the Agreement, Chartwell is required to act in the best interests of the Fund and to comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act; (ii) the terms of the Agreement; (iii) the Fund’s investment objective, policies and restrictions; and (iv) such other guidelines as the Board or Carillon may establish.  The Agreement provides that Chartwell will place orders either directly with the issuer or through brokers and that, in connection with the selection of brokers and the placement of orders for the purchase and sale of portfolio investments for each Fund, Chartwell will use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent Chartwell may be permitted to pay higher brokerage commissions for brokerage and research services.

The subadvisory fee paid to Chartwell under the Agreement is the same at all asset levels as the subadvisory fee rate paid to Scout under the Scout Agreement. Accordingly, the effective subadvisory fee rate that the Fund pays to Chartwell under the Agreement is the same as the effective subadvisory fee rate that the Fund paid to Scout under the Scout Agreement.  Had Chartwell served as the subadviser to the Fund under the Agreement throughout the fiscal year ended December 31, 2024, the aggregate investment advisory fees paid by the Fund to Carillon and subadvisory fees paid by Carillon to Scout, as reflected in “Information About Scout” below, would have remained the same.

Under both the Agreement and the Scout Agreement, the Fund pays Carillon a management fee and Carillon, in turn, pays a subadvisory fee to Chartwell (and, under the Scout Agreement, Scout).  The management fee rate payable by the Fund to Carillon under the Investment Advisory Agreement between the Trust and Carillon with respect to the Fund is the same as the investment subadvisory fee rate payable by Carillon to the applicable subadviser under the Agreement or the Scout Agreement with respect to the Fund.  The appointment of Chartwell under the terms of the Agreement did not result in a change to the management fee paid by the Fund to Carillon.  The Fund’s current aggregate advisory and subadvisory fee rate schedule is set forth below:

$0 to $500 million	0.60%
$500 million to $1 billion	0.55%
Over $1 billion	0.50%

Carillon has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of the Fund to the extent that annual fund operating expenses exceed a percentage of that class’s average daily net assets through April 30, 2026 as follows: Class A – 1.25%; Class C – 2.00%; Class I – 0.95%; Class R-6 – 0.85%.  For purposes of this agreement, annual fund operating expenses exclude interest, taxes, brokerage commissions, costs relating to investments in other investment companies (“Acquired Fund Fees and Expenses”), divided and interest costs and extraordinary expenses. The contractual fee waivers can be changed only with the approval of a majority of the Board. Any reimbursement of fund expenses or reduction in Carillon’s investment advisory fees is subject to recoupment by Carillon within the following two fiscal years, provided that such recoupment will not cause the Fund’s expense ratio to exceed both the expense cap at the time such amounts were waived or reimbursed, or the Fund’s then-current expense cap. Under both the Agreement and the Scout Agreement, the amount of the subadvisory fee paid by Carillon to a subadviser is reduced by the amount of the fees waived and/or expenses reimbursed by Carillon, and Carillon provides to these subadvisers any recoupment that Carillon receives from the Fund.

The Agreement provides that, in the absence of its willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties thereunder, Chartwell shall not be subject to any liability to Carillon, the Trust or its Trustees, directors, officers or shareholders, for any act or omission in the course of, or connected with, rendering services thereunder.  However, under the Agreement, Chartwell shall indemnify and hold harmless such parties from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys’ fees) which arise or result from Chartwell’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties thereunder.

INFORMATION ABOUT CHARTWELL

Chartwell, located at 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312, is a Pennsylvania limited liability company which is registered with the SEC as an investment adviser under the Advisers Act. Chartwell is a direct wholly-owned subsidiary of Carillon, which in turn is wholly owned by RJF.  Carillon is located at 880 Carillon Parkway, St. Petersburg, FL 33716.  As of December 31, 2024, Chartwell had approximately $12.3 billion in assets under management.

The following table provides the name and principal occupation of the executive officers and directors of Chartwell. The address of each of the executive officers and directors as it relates to that person’s position with Chartwell is 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312.

Name	Principal Occupation
George G. Hagar	Chief Financial Officer
Eric C. Wilwant	Director
Susan L. Walzer	Director
Edward Rick, IV	Director
Robert D. Kendall	Director
Brian Fetterolf	Director
Timothy R. Harkins	Director
Matthew S. Johnson	Director
Christine F. Williams	Director
James F. Getz	Director
Robert Morrison	Secretary
Derek Thieme	Treasurer
Rebekah J. Powers	Chief Compliance Office

None of the principal executive officers and directors of Chartwell listed above are employed other than their respective positions with Chartwell, positions with Chartwell affiliates, or positions with investment companies for which Chartwell serves as investment adviser.  Susan L. Walzer, Principal Executive Officer and President of the Trust, also serves as a director of Chartwell.  No other officer or Trustee of the Trust is an officer, employee, director, general partner or shareholder of Chartwell.  However, the officers of the Trust may own stock of RJF, the ultimate parent company of Chartwell.

The following table provides the name and address of all parents of Chartwell and the basis of control of each parent by its immediate parent.

Name	Address	Basis of Control	If Partnership, Largest General Partnership Interests	If Corporation, % of Voting Securities Owned by Immediate Parent
Carillon Tower Advisers, Inc., also d/b/a Raymond James Investment Management	880 Carillon Parkway, St. Petersburg, FL 33716	Parent Company of Chartwell	N/A	100%
Raymond James Financial, Inc.	880 Carillon Parkway, St. Petersburg, FL 33716	Parent Company of Carillon	N/A	N/A

The chart below provides information regarding the subadvisory fees charged by Chartwell to registered investment funds with investment objectives similar to those of the Fund for which Chartwell serves as investment adviser or subadviser.

Comparable Fund	Comparable Fund Assets as of March 31, 2025	Comparable Fund Advisory Fee Rate and Waivers[1]
Carillon Chartwell Small Cap Growth Fund, a series of the Trust	$38,988,592	$0 to $500 million $500 million to $1 billion Over $1 billion	0.60% 0.55% 0.50%

1
Carillon has contractually agreed to waive its investment advisory fee and/or reimburse certain expenses of the fund to the extent that annual fund operating expenses exceed a percentage of that class’s average daily net assets through April 30, 2026 as follows: Class A – 1.25%; Class C – 2.00%; Class I – 0.95%; Class R-6 – 0.85%.  For purposes of this agreement, annual fund operating expenses exclude interest, taxes, brokerage commissions, costs relating to investments in other investment companies (“Acquired Fund Fees and Expenses”), divided and interest costs and extraordinary expenses. The contractual fee waivers can be changed only with the approval of a majority of the Board. Any reimbursement of fund expenses or reduction in Carillon’s investment advisory fees is subject to recoupment by Carillon within the following two fiscal years, provided that such recoupment will not cause the fund’s expense ratio to exceed both the expense cap at the time such amounts were waived or reimbursed, or the fund’s then-current expense cap.

The amount of the subadvisory fee paid by Carillon to Chartwell is reduced by the amount of the fees waived and/or expenses reimbursed by Carillon, and Carillon provides to Chartwell any recoupment that Carillon receives from the fund.

INFORMATION ABOUT SCOUT

Prior to January 18, 2025, the assets of the Fund were allocated to Scout pursuant to the Scout Agreement.  Scout, located at 1201 Walnut Street, 21st Floor, Kansas City, MO 64106, is a Missouri corporation which is registered with the SEC as an investment adviser under the Advisers Act. Scout is a direct wholly-owned subsidiary of Carillon, which in turn is wholly owned by RJF.

The Scout Agreement was last approved by the Board at meetings held on August 15-16, 2024, and was last approved by the sole initial shareholder of the Fund on November 17, 2017, in connection with the commencement of operations of the Fund.  Under the Scout Agreement, the advisory and subadvisory fee rate schedules are the same.  The aggregate advisory and subadvisory fees, as applicable, were determined as follows:

$0 to $500 million	0.60%
$500 million to $1 billion	0.55%
Over $1 billion	0.50%

The following table shows the management fees paid by the Fund to Carillon pursuant to the Management Agreement between Carillon and the Trust, and the subadvisory fees paid by Carillon to Scout with respect to the Fund pursuant to the Scout Agreement during the fiscal year ended December 31, 2024:

Management and Subadvisory Fee – Gross as a Dollar Value	$1,563,522

Management Fee and Subadvisory Fee – Gross as a % of Average Daily Net Assets of the Fund	0.60%

Recoupment by Carillon and Scout of Management and Subadvisory Fee Previously Waived as a Dollar Value	$62,658

Recoupment by Carillon and Scout of Management and Subadvisory Fee Previously Waived as a % of Average Daily Net Assets of the Fund	0.02%

Management and Subadvisory Fee Paid to Carillon and Scout – Net as a Dollar Value, including the recoupment by Carillon and Scout of management and subadvisory fees previously waived	$1,626,180

Management Fee and Subadvisory Fee Paid to Carillon and Scout – Net as a % of Average Daily Net Assets of the Fund, including the recoupment by Carillon and Scout of management fees previously waived	0.62%

Carillon has entered into an administration agreement with the Trust. Under the administration agreement, Carillon provides to the Fund and its classes certain administrative and clerical services deemed necessary or advisable for the operation of the Fund and its classes. The fees under the administration agreement are equal to 0.10% of the average daily net assets of all share classes. During the fiscal year ended December 31, 2024, the Fund paid Carillon administration fees of $260,586.  Carillon has continued, and will continue, to provide these services, at the same fee rate, to the Fund after the effectiveness of the Agreement.

Effective after the close of business on January 18, 2025, the Scout Agreement was terminated in connection with a determination by the Board, upon the recommendation of Carillon, that such termination was in the best interests of the Fund. On January 18, 2025, Chartwell commenced managing the Fund’s assets.

SERVICE PROVIDERS AND AFFILIATED BROKERS

Carillon Fund Distributors, Inc. (“CFD”), located at 880 Carillon Parkway, St. Petersburg, Florida 33716, is the principal underwriter and distributor of the Carillon family of mutual funds.  CFD is an affiliate of Carillon, Chartwell and Scout.  CFD has continued, and will continue, to provide these services, at the same fee rate, to the Fund after the effectiveness of the Agreement.  The following table describes the compensation paid to CFD for the fiscal year ended December 31, 2024, with amounts rounded to the nearest whole dollar:

Underwriting Fee	Compensation on Redemptions and Repurchases	Brokerage Commissions	Other Compensation(a)
$946	$0	$0	$47,376
(a) Reflects the fees paid by the Fund pursuant to Rule 12b-1 under the 1940 Act.  These amounts were $34,951 for the Class A shares of the Fund and $12,425 for the Class C shares of the Fund.
U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“USB”), with its principal place of business at 615 East Michigan Street, Third Floor, Milwaukee, WI 52302, is the transfer and dividend disbursing agent, fund accountant and shareholder servicing agent for the Fund.  In addition, Carillon has entered into a sub-administration agreement with USB, pursuant to which USB provides the Fund certain financial reporting and tax services.

Raymond James & Associates, Inc. is a wholly-owned broker-dealer of RJF.  To the extent permitted by law and in accordance with procedures established by the Board, the Fund may engage in brokerage transactions with brokers that are affiliates of Carillon or Chartwell, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of Carillon or Chartwell.  During the fiscal year ended December 31, 2024, the Fund did not pay any brokerage commissions to affiliated brokers.

“HOUSEHOLDING”

As permitted by law, only one copy of this Information Statement or the Annual or Semi-Annual Report to Shareholders may be delivered to shareholders residing at the same address, unless such shareholders have notified the Fund or their financial intermediary of their desire to receive multiple copies of the shareholder reports and other materials that the Fund sends (commonly referred to as “householding”).  To request individual copies of this Information Statement or an Annual or Semi-Annual Report to Shareholders, or to request a single copy in the future if multiple copies of such documents are received, please call toll-free at 800.421.4184 or write to Carillon Family of Funds, P.O. Box 23572, St. Petersburg, FL 33742. The Trust will promptly deliver, upon request, a separate copy of these materials to any shareholder residing at an address to which only one copy was mailed.  Once the Trust receives notice to stop householding, we will begin sending individual copies thirty days after receiving your request.  This policy does not apply to account statements.  Shareholders who own shares of the Fund through a financial intermediary should contact their financial intermediary with such a request.

CARILLON CHARTWELL SMALL CAP FUND,
A Series of Carillon Series Trust

880 Carillon Parkway
St. Petersburg, FL 33716

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 17, 2025

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to the Carillon Chartwell Small Cap Fund (prior to January 18, 2025, the Carillon Scout Small Cap Fund) (the “Fund”), a series of Carillon Series Trust (“Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

At meetings held on November 14-15, 2024, following a recommendation by Carillon Tower Advisers, Inc., also doing business as Raymond James Investment Management (“Carillon”), to do so, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the appointment of Chartwell Investment Partners, LLC (“Chartwell” or the “Subadviser”), a wholly-owned subsidiary of Carillon and an indirect wholly-owned subsidiary of Raymond James Financial, Inc. (“RJF”), as the subadviser to the Fund.

Carillon serves as the Fund's investment adviser and administrator and Chartwell serves as the Fund's investment subadviser. Prior to January 18, 2025, Scout Investments, Inc. (“Scout”), also a wholly-owned subsidiary of Carillon and an indirect wholly-owned subsidiary of RJF, served as the subadviser to the Fund. Effective January 18, 2025, Scout ceased to serve as the subadviser to the Fund, Chartwell commenced managing the Fund’s assets, the name of the Fund was changed from the Carillon Scout Small Cap Fund to the Carillon Chartwell Small Cap Fund and the Fund’s investment objective, principal investment strategies and principal risks were changed to align with those of the Carillon Chartwell Small Cap Growth Fund (“Small Cap Growth Fund”), another series of the Trust, in advance of a reorganization of the Fund into the Small Cap Growth Fund.  Shareholders of the Fund have previously received a supplement describing these changes.

Additional information about Carillon, Chartwell, the Subadvisory Agreement (“Agreement”) between Carillon and Chartwell with respect to the Fund, effective January 18, 2025, and with respect to other series of the Trust for which Chartwell serves as subadviser, effective as of July 1, 2022, and the Board’s approval of the Agreement, is contained in the Information Statement.  The terms of the Agreement are identical to the terms of the agreement with Scout, other than the identity of the subadviser, the effective date and the series of the Trust to which it pertains.  Carillon is continuing to provide the Fund with the same services, and Chartwell is providing the same services to the Fund that were provided by Scout, but pursuant to the Fund’s new investment objective, principal investment strategies and principal risks.  The aggregate management and investment advisory fee rate payable by the Fund to Carillon and Chartwell is the same at all asset levels as the fee rate previously paid to Carillon and Scout.  The appointment of Chartwell under the terms of the Agreement did not result in a change to the management fee paid by the Fund to Carillon.

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, Carillon is permitted, subject to certain conditions, to enter into new or modified investment subadvisory agreements with existing or new investment subadvisers that are wholly-owned by Carillon or its parent company, RJF, affiliated with Carillon, or not affiliated with Carillon, without the approval of Fund shareholders, but subject to approval by the Board. Accordingly, the Agreement has not been submitted to a vote of shareholders of the Fund. No action is required of you. Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being provided on or about April 17, 2025 to the Fund’s shareholders of record as of March 31, 2025. The Fund will bear the expenses incurred in connection with preparing and delivering this notification. By sending this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy. You may print and view the full Information Statement, the Fund’s most recent Annual and Semi-Annual Reports to Shareholders, and the Fund's financial statements and accompanying notes, on the Internet at rjinvestmentmanagement.com.

The Information Statement will be available on the website for at least 90 days after the date of this Notice. A paper or email copy of the Information Statement and/or the Fund’s most recent Prospectus, Statement of Additional Information, Annual and Semi-Annual Shareholder Reports, and the Fund's financial statements and accompanying notes, may be obtained, without charge, by contacting the Fund by phone at 800.421.4184, by writing to P.O. Box 23572, St. Petersburg, FL 33742, on the internet at rjinvestmentmanagement.com or by e-mail at CarillonFundServices@carillontower.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by July 16, 2025. You will not otherwise receive a paper or e-mail copy if you do not request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the phone number provided above.

As permitted by law, only one copy of this Notice or the Annual and Semi-Annual Reports to Shareholders may be delivered to shareholders residing at the same address, unless such shareholders have notified the Fund or their financial intermediary of their desire to receive multiple copies of the shareholder reports and other materials that the Fund sends (commonly referred to as “householding”). To request individual copies of this Notice or an Annual or Semi-Annual Report to Shareholders, or to request a single copy in the future if multiple copies of such documents are received, please call toll-free at 800.421.4184 or write to Carillon Family of Funds, P.O. Box 23572, St. Petersburg, FL 33742. The Trust will promptly deliver, upon request, a separate copy of these materials to any shareholder residing at an address to which only one copy was mailed. Once the Trust receives notice to stop householding, we will begin sending individual copies thirty days after receiving your request.  This policy does not apply to account statements.  Shareholders who own shares of the Fund through a financial intermediary should contact their financial intermediary with such a request.

APPENDIX A

Carillon Chartwell Small Cap Fund

OUTSTANDING SHARES AND DOLLAR VALUE (AS OF MARCH 31, 2025)

Carillon Chartwell Small Cap Fund	Class A	Class C	Class I	Class R-6
Outstanding Shares	483,183.326	36,327.06	7,529,686.501	101,876.956
Dollar Value	$12,190,715.31	$857,318.62	$193,889,427.40	$2,645,744.55

APPENDIX B

Carillon Chartwell Small Cap Fund

OWNERS OF 5% OR MORE OF SHARES AS OF MARCH 31, 2025

Listed below are shareholders who owned of record or were known by the Fund to own beneficially 5% or more of the outstanding shares of a class of the following funds as of March 31, 2025.  As of that date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each class, with respect to the Fund.

Control Persons are those beneficial owners who may have the power to exercise a controlling influence over the management or policies of a company as a result of their ownership of more than 25% of the voting securities of the company.

Name and Address of Principal Holder	Fund Percentage (listed if over 25%)	Class A Shares – Percentage and Number	Class C Shares – Percentage and Number	Class I Shares – Percentage and Number	Class R-6 Shares – Percentage and Number	Type of Ownership
ASCENSUS TRUST COMPANY FBO ELEFANTE FINANCIAL SERVICES 401(K) P O BOX 10758 FARGO ND 58106-0758					10.68% 10,950.992	Record
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	52.54% 4,282,505.697		11.50% 4,178.939	56.49% 4,252,845.622		Record
EMPOWER TRUST FBO EMPOWER BENEFIT PLANS 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002					15.42% 15,806.529	Record
RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PKWY ST PETERSBURG FL 33716-1100		68.46% 330,789.761	58.64% 21,303.964			Record

Name and Address of Principal Holder	Fund Percentage (listed if over 25%)	Class A Shares – Percentage and Number	Class C Shares – Percentage and Number	Class I Shares – Percentage and Number	Class R-6 Shares – Percentage and Number	Type of Ownership
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS 4TH FL 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995				16.97% 1,277,616.264		Record
PERSHING LLC PO BOX 2052 JERSEY CITY NJ 07303-2052		11.24% 54,301.423	7.00% 2,543.291			Record
ATTN NPIO TRADE DESK DCGT AS TTEE AND/OR CUST FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS 711 HIGH STREET DES MOINES IA 50392-0001					32.98% 33,811.110	Record
VOYA INSTITUTIONAL TRUST COMPANY ONE ORANGE WAY WINDSOR CT 06095-4773					31.75% 32,550.205	Record
WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523			9.99% 3,630.158			Record